Exhibit 32.2

Certification of Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Ron Bourque, Chief Financial Officer of ZRCN Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge and belief:

1.	The Company’s Annual Report on Form 10-K for the year ended March 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2024	/s/ Ron Bourque
Ron Bourque
Chief Financial Officer
(Principal Financial and Accounting Officer)